Exhibit 5.1

Dennis Brovarone
Attorney and Counselor at Law
18 Mountain Laurel Drive, Littleton, CO 80127
Phone 303-466-4092 / Fax 303-466-4826
www.brovaronelaw.com

July 16, 2010

Board of Directors
Rodobo International, Inc.
380 Changjiang Road, Nangang District,
Harbin, PRC, 150001

Re: Registration Statement/Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Rodobo International, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offering from time to time by the selling stockholders identified under “Selling Stockholders” in the prospectus forming a part of the Registration Statement of an aggregate of up to 1,733,334 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) consisting of:

▪	Up to 1,111,112 shares of Common Stock, sold in a private placement transaction that closed in December 2009 and January 2010 (the “Private Placement”);

▪	Up to 622,222 shares of Common Stock issuable upon exercise of warrants issued in connection with the Private Placement.

As the special Nevada counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the respective grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the various agreements, will be duly authorized and will be validly issued, fully paid, and non-assessable Common Stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Sincerely,

/s/ Dennis Brovarone, Esq.
Dennis Brovarone, Esq.